AMENDMENT TO SERVICES AGREEMENT

April 1, 2015

BETWEEN:

Champion Care Corp.

635 Fourth Line, Unit 1

Oakville, ON, Canada L6L 5B0

(Referred to as “Champion Toronto”)

AND

Champion Pain Care Corporation (formerly OICco Acquisition I, Inc.)

48 Wall Street, 10th Floor
New York, NY 10005

(Referred to as “CPAI”)

WHEREAS:

1.

Champion Toronto and CPAI entered into a Services Agreement dated July 1, 2014 (“the Agreement”) pursuant to  which Champion Toronto is to provide management and other services required by CPAI in exchange for fees and reimbursement of expenses so that CPAI can properly implement the Protocol and develop the pain management business in the United States;

2.

Section 3.4 of the Agreement states that any portion of the fees may be paid in shares of CPAI with the number of shares to be issued to Champion Toronto calculated by dividing the dollar amount of fees to be converted into shares by the average price for the Shares for the 20 days of trading prior to the date that it is agreed upon that a conversion of fees to shares will take place and;

3.

It was not the intention of either party that the payment of the fees with shares would be a construed to be a convertible instrument according the Generally Accepted Accounting Principles;

NOW THEREFORE, the parties to this Amendment to the Services Agreement (“the Amendment”) irrevocably agree to the following.

1.

Effective Date

The Effective Date of this Amendment is July 1, 2014.

2.

Amendment to Section 3.4

Section 3.4 will be replaced in its entirety with the following: “3.4

Conversion of unpaid fees to shares of CPAI. The Board of Directors of Champion Toronto (“the Board”), at its discretion, may approve the payment of any portion of the fees payable to Champion Toronto by CPAI at a price per share to also be approved by the Board.”

3.

Notice

Any notice required or permitted to be given to either party must be delivered to the address provided above by hand or commercial courier or by facsimile or electronically.

4.

Governing Law

This Amendment shall be interpreted and construed under the laws of the State of New York.

5.

General Terms

 (a) This Amendment supersedes any previous agreements, written or implied, between the Champion Toronto and CPAI.

(b) With the exception of Section 3.4 of the Agreement which is being amended herewith, all other terms of the Agreement shall remain in full force and effect.

(c) This Amendment may be signed in counterparts, including counterparts by facsimile or electronic transmission, which counterparts will be taken together and deemed to constitute one and the same original.

The terms above are accepted by:

CHAMPION CARE CORP. (Champion Toronto”)

/s/ Jack Fishman

April 1, 2014

Jack Fishman, President

Date

AND

CHAMPION PAIN CARE CORPORATION

/s/ Terrance Owen

April 1, 2014

Terrance Owen, CEO

Date